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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                         ------------------------------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 3

                            BRANDYWINE REALTY TRUST
                            -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

              MARYLAND                                      23-2413352
-----------------------------------                         ----------
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                            Identification no.)

16 Campus Boulevard
Newtown Square, Pennsylvania                                19073
----------------------------                                ---------
(Address of Principal Executive Offices)                    (Zip Code)



    If this form relates to the         If this form relates to the registration
    registration of a class of          of a class of debt securities and is to
    debt securities and is              become effective simultaneously with the
    effective upon filing pursuant      effectiveness of a concurrent
    to General Instruction              registration statement under the
    (A)(c)(1) please check the          Securities Act of 1933 pursuant to
    following box.       [ ]            General Instruction (A)(c)(2) please
                                        check the following box.   [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                       Name of Each Exchange on Which
       to be so Registered                       Each Class if to be Registered
       -------------------                       -------------------------------------
       Common Shares of Beneficial Interest      American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of Class)





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                 This Form 8-A/A amends the Company's Form 8-A dated March 24,
1986, as previously amended by a Form 8 dated June 4, 1986 and a Form 8 dated July 23, 1986.

                 Item 1 is hereby amended in its entirety to read as follows:

ITEM 1.  DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the Section entitled "Description of Shares of Beneficial Interest" contained in the registrant's Registration Statement on Form S-11 (Registration No. 333-13969) filed on October 11, 1996, as amended on November 7, 1996 and November 25, 1996 (the "Form S-11 Registration Statement").



                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        BRANDYWINE REALTY TRUST


Date December 23, 1996               By: /s/ Gerard H. Sweeney
                                         -------------------------------------
                                         Gerard H. Sweeney
                                         President and Chief Executive Officer





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